Exhibit 99.1

Company Investor/Media Contact:
DJO Incorporated
Mark Francois, Director of Investor Relations
(760) 734-4766
mark.francois@DJOglobal.com

FOR IMMEDIATE RELEASE

DJO INCORPORATED ANNOUNCES OFFERING OF $100 MILLION SENIOR UNSECURED NOTES

SAN DIEGO, CA, January 14, 2010 — DJO Incorporated (“DJO” or the “Company”) today announced that its indirect wholly owned subsidiaries, DJO Finance LLC (“DJOFL”), an indirect wholly owned subsidiary of DJO Incorporated, and DJO Finance Corporation, a wholly owned subsidiary of DJOFL (“DJOFC” and together with DJOFL, the “Issuers”) intend to offer, in a private offering subject to market and other conditions, $100 million aggregate principal amount of 10 7/8% senior unsecured notes due 2014 (the “notes”).  Obligations under the notes will be guaranteed by all existing and future domestic subsidiaries that guarantee the Company’s senior secured credit facilities and existing senior unsecured notes.  The Company intends to use the net proceeds from the offering to prepay amounts outstanding under its senior secured credit facilities.

The notes are expected to be issued as additional notes under the indenture governing the Company’s 10 7/8% Senior Notes due 2014 that were issued on November 20, 2007 (the “existing notes”).  The notes are expected to be treated as a single series with the existing notes and will have the same terms as those of the existing notes, except that (i) the notes will be subject to a separate registration rights agreement and (ii) the notes will be issued initially under CUSIP numbers different from the existing notes.  Holders that exchange their notes in a future registered exchange offer will receive registered notes that are expected to share a single CUSIP number with the existing notes and it is expected that such notes and existing notes will thereafter be fungible.

The notes will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act.  The initial issuance and sale of the notes will not be registered under the Securities Act, and, the notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Safe Harbor Statement

This press release contains forward-looking statements.  Generally, you can identify these statements because they contain words like “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “plans” and similar terms.  These statements reflect only our current expectations.  Forward-looking statements include all statements concerning our intention to offer the notes and the terms of the notes.  Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy, and actual results may differ materially from those we anticipated due to a number of uncertainties, including, among others, changes in the credit markets that preclude our ability to complete the sale of the notes at an adequate price, our inability to effect an exchange of registered notes for the existing notes, and other risks we face in our business that are described under the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 2009 filed on March 11, 2009 and October 29, 2009, respectively, with the Securities and Exchange Commission.  You should not place undue reliance on these forward-looking statements.  These forward-looking statements are within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and are intended to be covered by the safe harbors created thereby.  We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as otherwise required by law.

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